UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: 07-29-10
(Date of earliest event reported)

Lithia Motors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation or Organization)	0-21789 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.)

360 E. Jackson Street Medford, Oregon 97501 (address of Principal Executive Offices) (Zip Code)

541-776-6868

Registrant's Telephone Number, Including Area Code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

          On July 29, 2010, Lithia Motors, Inc. (the “Company”) issued a press release announcing financial results for the 2nd quarter of 2010. A copy of the press release is attached as Exhibit 99.1.

Item 7.01  Regulation FD Disclosure.

          Attached as Exhibit 99.3 is a copy of the Company’s investor slide deck to be presented at the quarterly earnings conference call on July 29, 2010.

Item 8.01      Other Events.

          On July 29, 2010, the Company announced that Chris Holzshu has been selected as successor Chief Financial Officer; his appointment will be effective upon the departure of current Chief Financial Officer Jeffrey DeBoer no later than October 31, 2010.

          On July 29, 2010, the Company issued a press release announcing that the Board of Directors approved a dividend of $0.05 per share for the second quarter of 2010. Lithia will pay the dividend August 27, 2010, to shareholders of record on August 13, 2010.  A copy of the press release is attached as Exhibit 99.2.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
99.1 Press Release - Earnings Release
99.2 Press Release - Dividend Release
99.3 Press Release - Powerpoint Presentation

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2010	By:	LITHIA MOTORS, INC. (Registrant) /s/ Sidney B. DeBoer Sidney B. DeBoer Chairman, Chief Executive Officer and Secretary